Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Regency Centers Corporation:

We consent to the incorporation by reference in the registration statements [(No. 333-930, No. 333-52089, No. 333-44724, No. 333-37911, No. 333-58966, No. 333-118910, and No. 333-114567)] on Forms S-3 and (No. 333-24971, No. 333-125857 and No. 333-55062) on Forms S-8 of Regency Centers Corporation and (No. 333-58966 and No. 333-125886-1) on Forms S-3 and (No. 333-127274-1) on Form S-4 of Regency Centers, L.P. of our reports dated March 9, 2006, with respect to the consolidated balance sheets of Regency Centers Corporation as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Regency Centers Corporation.

/s/ KPMG LLP

Jacksonville, Florida

March 9, 2006

Certified	Public Accountants